Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-268056) and Form S-8 (Nos. 333-268634, 333-241023, 333-218358, 333-182334, 333-146512, 333-135279, 333-130908, 333-110361, 333-105901, 333-89826, 333-66366, 333-51998, and 333-32881) of New York Community Bancorp, Inc. of our report dated March 1, 2022 relating to the financial statements of Flagstar Bancorp, Inc., which appears in this Current Report on Form 8-K/A.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan

February 14, 2023

PricewaterhouseCoopers LLP, One Detroit Center, 500 Woodward Avenue, Detroit, MI 48226

T: (313) 394-6000, F: (313) 394-6555, www.pwc.com/us